UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 15, 2014

GLOBAL CLEAN ENERGY HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12627	87-0407858
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2790 Skypark Drive, Suite 105 Torrance, California		90505
(Address of principal executive offices)		(Zip Code)
(310) 641-4234
(Registrant’s Telephone Number, Including Area Code)

100 W. Broadway, Suite 650 Long Beach, California 90802
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17 CFR 240.14a 12).

☐	Pre-commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

EXPLANATORY STATEMENT

This Current Report on Form 8-K/A is provided by Global Clean Energy Holdings, Inc. (the “Company”) for the sole purpose of amending the Item 4.01 disclosure in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2014, in particular to provide the letter from the Company’s prior auditor regarding the disclosures in Item 4.01. All other disclosures in the Company’s Current Report on Form 8-K filed April 15, 2014 remain unchanged.

Item 4.01               Changes in Registrant’s Certifying Accountant.

On April 15, 2014, Anton & Chia, LLP (“Anton & Chia”) informed the Company that it has resigned as the Company’s independent auditors in an e-mail that read, in its entirety, as follows:  “Take this email as our resignation.”  On April 18, 2014, the Company filed a Form 8-K to disclose the resignation and the disagreements between the Company and Anton & Chia.  The Company provided Anton & Chia with a copy of the Form 8-K on April 18, 2014.  On May 3, 2014, the Company notified Anton & Chia that the 10 business day period provided in Item 304(a)(3) of Regulation S-K in which the auditors are supposed to provide their letter response to the Form 8-K disclosures, had expired.  In that correspondence, the Company also asked whether Anton & Chia intended to provide a letter for filing with the Form 8-K.

In an e-mail sent by Anton & Chia to the Company on May 5, 2014, Anton & Chia provided the Company with the letter that is attached hereto as Exhibit 16.1.  Anton & Chia’s letter is dated April 16, 2014.

The Company disagrees with certain statements in Anton & Chia’s attached letter, including the amount of outstanding fees.

Item 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.          Description

16.1                      Letter from Anton & Chia, LP dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2014	GLOBAL CLEAN ENERGY HOLDINGS, INC. By: /s/ Richard Palmer Richard Palmer Chief Executive Officer